                                                          Exhibit 99.(h)(4)(iii)

                                    EXHIBIT A

                                       TO

                    SHAREHOLDER SERVICE, DIVIDEND DISBURSING
                          AND TRANSFER AGENT AGREEEMENT
                                     BETWEEN
                        EQUITRUST MONEY MARKET FUND, INC.
                                       AND
                 EQUITRUST INVESTMENT MANAGEMENT SERVICES, INC.
                                 JANUARY 1, 2004

ANNUAL PER ACCOUNT MAINTENANCE FEE:         $ 9.03

An annual minimum account maintenance fee of $12,000 applies to each fund/cusip.

ACTIVITY FEES:
       Closed Account Fee                   $ 1.50
       New Account Set Up                     3.00
       Transaction Fee                        1.00
       ACH Fee                                0.25
       Telephone Call                         1.00
       Letter Fee                             1.50

The annual account maintenance fee is payable monthly at the rate of 1/12 of the annual fee per fund account. Activity fees will be paid monthly.

In addition, the Fund will pay each month out-of-pocket expenses incurred or advances made by EquiTrust Investment Management Services, Inc. under the Shareholder Service, Dividend Disbursing and Transfer Agent Agreement. These items include, but are not limited to, postage, envelopes, checks, continuous forms, reports and statements, telephone, telegraph, stationary, supplies, costs of outside mailing firms, record storage and media for storage of records (e.g., microfilm, computer tapes).

Executed this 12th day of November, 2003.

                                            EQUITRUST MONEY MARKET FUND, INC.

Attest:  /s/ Kristi Rojohn                    /s/ Dennis M. Marker
       -------------------------------      ---------------------------------
       Kristi Rojohn                        Dennis M. Marker
       Secretary                            Chief Executive Officer

                                            EQUITRUST INVESTMENT MANAGEMENT
                                            SERVICES, INC.

Attest:  /s/ Kristi Rojohn                    /s/ Dennis M. Marker
       -------------------------------      ---------------------------------
       Kristi Rojohn                        Dennis M. Marker
       Secretary                            President